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                                                                    Exhibit 10.9

                           NETWORK SERVICE AGREEMENT

     This Agreement entered into this 1st day of Oct, 2000 by and between Eye Care International, Inc. whose principal mailing address is 1511 North Westshore Boulevard, Suite 925, Tampa, FL 33607 (hereinafter referred to as "ECI") and Motivano, Inc. whose principal business address is 230 Park Avenue, 10/th/ Floor, New York, NY 10169, (hereinafter referred to as "MOTIVANO").

     WHEREAS, ECI is engaged in, among other things, the development and administration of an "Eye Care/Eyewear Network," which Network consists of medical providers and optical outlets (hereinafter referred to as the "Network"); and

     WHEREAS, MOTIVANO has selected ECI as provider of the discount vision benefit MOTIVANO would like to offer to its clients and their employees ("Members"), and

     WHEREAS, MOTIVANO desires to enter into a business relationship with ECI pursuant to which MOTIVANO can include the ECI Vision Plan as privately labeled (hereinafter called the "Plan") in as many of the products as MOTIVANO deems feasible and appropriate; and

     WHEREAS, ECI desires to enter into such a relationship with MOTIVANO; and

     NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

                                  WITNESSETH

1. The "WHEREAS" clauses are incorporated herein by reference and made a part of this Agreement.

2.   RESPONSIBILITIES OF MOTIVANO

     a) Market the Plan as MOTIVANO'S exclusive private labeled vision program and automatically include the ECI Plan in MOTIVANO'S general Product offerings.

     b) Use its best efforts to arrange for no less than one training session of brokers and/or sales agents who are customarily involved in the marketing of MOTIVANO programs which training sessions may be conducted by a representative of ECI. ECI will be responsible for preparing training material for distribution at such session and for travel and other expenses of its representatives.

     c) Submit (or direct its accounts to submit) to ECI a listing on a computer floppy disk at least ten (10) days prior to activation; in a format mutually agreed upon, identifying those new Members entitled to access the Network. Initial payment for each new member shall accompany said listing information. No member will be deemed enrolled in the Plan until payment is received by ECI.

     d) Bear all costs for marketing/enrollment materials, and submit for ECI's review and approval those representations made to potential Members in MOTIVANO'S marketing materials describing the Plan.

     e) Motivano may include such ECI logo as my be designated by ECI, along with ECI's 800 number on all Motivano membership cards.

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3.   RESPONSIBILITIES OF ECI

     a) ECI shall accept all orders generated by MOTIVANO for membership in the Plan.

     b) Provide MOTIVANO with various pieces of promotional and fulfillment material utilized by ECI in the promotion and fulfillment of the Plan. During the term of this Agreement, MOTIVANO may, at its own expense, reproduce and distribute said material for marketing/sales purposes. MOTIVANO agrees that any material used in its marketing efforts that may be different than the material supplied by ECI shall first be approved by ECI, in writing, prior to dissemination. Motivano shall have the right to modify the editorial content of all materials submitted to it for inclusion on its website.

     c) Maintain full customer service responsibilities for purposes of responding to all Member inquiries related to the Network, and/or the Plan and provide a high level of customer service to Motivano's members.

     d) Maintain a network customer relations toll-free number providing access to the Network seven days per week, 24 hours per day in the continental United States. In this connection, it is specifically agreed that ECI will maintain a "private label" 800-telephone line for MOTIVANO at MOTIVANO'S request, provided that MOTIVANO shall have obtained not less than 25,000 vision program members. For this option, it is further understood that ECI's customer service representatives when answering such line will do so in such a manner as may be designated by "MOTIVANO Vision Plan".

     e) Provide MOTIVANO with artwork of ECI's logos, for placement on MOTIVANO'S marketing material.

     f) Use all reasonable efforts to assist MOTIVANO and its brokers in marketing the Plan.

4.   PRIVATE LABEL

Private Label shall be deemed to mean any trade name utilized by MOTIVANO for its sole purposes as opposed to MOTIVANO entering into a third-party transaction whereby MOTIVANO services a health care program for a customer. For example, should MOTIVANO enter into a transaction with "Bank A," whereby "Bank A" issued its "private label" bank health card, which card is, in fact, serviced by MOTIVANO, via ECI, such a transaction would not be within the definition of "Private Label" and would thus, not be a permitted transaction, except with the express prior written permission of ECI. By contrast, if MOTIVANO issued to "Bank A" a card designed as "Y," which card is 100% owned by MOTIVANO, said transaction would be deemed to be within the definition of "Private Label" as used herein. Private Label sales material and membership cards (if any) shall indicate that the program is "Administered by ECI".

5.   TERM AND TERMINATION

The term of this Agreement shall commence and will continue for an Initial Term of three (3) years. It will automatically renew after the Initial Term for consecutive one (1) year renewal periods (Renewal Terms). Either Party may terminate this Agreement upon ninety (90) days prior written notice to the other Party. Notwithstanding anything to the contrary provided for herein, should this Agreement be terminated or expire according to its terms, ECI agrees, at MOTIVANO'S option, that access to ECI's services will continue for Members active in a MOTIVANO Program at the termination or expiration date of this Agreement, with the condition that the associated payments are made to ECI by MOTIVANO with respect to providing access to ECI services for those active Members.

Should MOTIVANO elect to terminate this Agreement for any reason, MOTIVANO will give written notice thereof to ECI and pay all fees incurred and due to ECI to the effective date of termination and any and all other fees provided for herein incurred subsequent thereto, resulting from utilization by existing Members of ECI services.

6.   CONSIDERATION

     a) In consideration of ECI's making available to MOTIVANO ECI's network and otherwise undertaking the responsibilities set forth herein, MOTIVANO will remit to ECI, on a per membership basis, the sum of $8.40 per member per year, said sum representing a wholesale private label price to MOTIVANO. MOTIVANO shall be free to market the Program under its private label at such prices as it chooses.

     b) Payment for all transactions shall be directed to ECI at its above address and be sent along with the necessary membership information on computer disk in a format specified by ECI. If MOTIVANO collects the annual fee up front, the full annual fee due ECI shall be submitted at the same time as membership enrollments are submitted to ECI. If MOTIVANO collects the enrollment fee on a monthly basis, then the initial $.70 monthly fee shall be paid to ECI at the same time as membership enrollments are submitted to ECI. Subsequent $.70 monthly payments shall be paid by MOTIVANO to ECI by the 10/th/ of each month. No Member will be deemed enrolled in the ECI Plan until the initial payment is received by ECI.

7.   CONFIDENTIALITY

The parties hereto have executed a Confidentiality Agreement which is annexed hereto as Exhibit A.

8.   LICENSES

ECI grants Motivano a revocable, non-exclusive, non-transferable, worldwide, royalty-free license to use and reproduce any marks provided to it for inclusion on its website. In addition, ECI grants Motivano a revocable non-exclusive worldwide, royalty-free license to use and reproduce its marks for the purposes of advertising and promoting the Plan to Members and potential Members on its website, in its quarterly magazine, in its corporate newsletter and in other marketing or promotional materials directed to potential Members.

9.   REPRESENTATIONS AND WARRANTIES

     a) ECI represents and warrants to Motivano that (i) ECI has the full corporate right, power and authority to enter into this Agreement, to offer the Plan to Members, to grant the licenses granted hereunder and to perform the acts required of it hereunder; (ii) ECI's execution of this Agreement and the performance by ECI of its obligations and duties hereunder do not violate any applicable laws and regulations or any agreement to which ECI is a party or by which it is otherwise bound; and (iii) to its knowledge, none of ECI's marks shall infringe on or violate the trademark or other proprietary rights of any third party; and

     b) Motivano represents and warrants to ECI that (i) Motivano has the full corporate right, power and authority to enter into this Agreement, and to perform the acts required of it hereunder; and (ii) Motivano's execution of this Agreement and the performance by Motivano of its obligations and duties hereunder do not violate any applicable laws and regulations or any agreement to which Motivano is a party or by which it is otherwise bound.
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10.  LIMITATION OF LIABILITY

IN NO EVENT SHALL A PARTY TO THIS AGREEMENT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, FOR LOSS OF USE OR DATA, BUSINESS INTERRUPTION, OR LOST PROFITS, IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED AS TO THE POSSIBILITY OF SUCH DAMAGES.

11.  INDEMNIFICATION

Each Party hereby agrees to indemnify, defend and hold harmless the other Party and its directors, officers, employees and agents, from and against any and all liability, claims, losses, damages, injuries or expenses (including reasonable attorneys' fees) arising out of or relating to the indemnifying Party's performance or failure to perform its obligations hereunder or a breach by the indemnifying Party of any of its representations herein and, in the case of a claim related to the products and services provided pursuant to the Plan, ECI shall indemnify Motivano, its directors, officers, employees and agents, from and against all liability, losses, damages, injuries or expenses, (including reasonable attorneys fees) relating to such claim. The indemnifying Party may not consent to an entry of judgment or enter into any settlement without the prior written consent of the indemnified Party, not to be unreasonably withheld or delayed. The indemnified Party will have a right to participate in any defense of a claim and/or to be represented by counsel of its own choosing at its own expense.

12.  RECORDS AND AUDITS

ECI shall have the right at its expense, upon reasonable prior written notice and at reasonable times during normal business hours, by a duly appointed representative, to review/audit the membership records of MOTIVANO on no more than two (2) times per calendar year, as said records relate to the sale and cancellation of Memberships. The cost of any such audit will be borne by ECI.

13.  COMMUNICATIONS

Except as may otherwise be agreed upon, MOTIVANO shall use ECI's logo or name on Member's I.D. cards, in advertisements, media promotion, in print, broadcast, or on the internet or other media, in order to promote MOTIVANO'S services to Members. Communication materials, including, but not limited to, I.D. cards, enrollment, fulfillment and marketing materials, will be submitted to ECI for review and approval prior to distribution to Members whenever these materials change in substance from documents previously reviewed and approved by ECI.

14.  PRESS RELEASE

Either party hereto shall have the right to issue a press release referencing this affiliation provided said release does not disclose the financial terms hereof and is otherwise approved by the other party. Approval shall be predicated solely upon factual accuracy. Notwithstanding the above, either party may issue any press release that it reasonably believes is required by law. Such party shall attempt to give prior notice to the other party.

15.  NOTICES

A written notice given under this Agreement by either Party shall be directed to the addressee at the address as here before set forth, unless prior written notice of change of address has been furnished.
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16.  SEVERABILITY

If a court of competent jurisdiction finds any provision of this Agreement to be unenforceable, such provision will be modified to render it enforceable in a manner calculated as to effect the original intent of the Parties as nearly as possible, and the remainder of this Agreement will continue in full force and effect.

17.  MODIFICATION/WAIVER

No modification to this Agreement, nor any waiver of any rights, shall be effective unless consented to in a writing signed by both Parties and the waiver of any breach or default shall not constitute a waiver of any other right or any subsequent breach or default.

18.  ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of each of the Parties, their successors and permitted assigns. Neither Party may assign or transfer this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either Party may assign this Agreement, without the prior written consent of the other Party, if such assignment is to: (i) a wholly owned subsidiary of the assigning Party, or (ii) an entity that has acquired all or substantially all of the assigning Party's assets as a successor to the business of the assigning Party (whether by way of merger, reverse merger, consolidation, sale and purchase of assets or otherwise) an such entity has agreed in writing prior to the effective date of such assignment to be bound by and to perform in accordance with this Agreement as if it were the assigning Party. Any attempted assignment in violation hereof shall be void.

19.  INDEPENDENT CONTRACTORS

The relationship of Motivano and ECI established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to: (i) give either Party the power to direct or control the day-to-day activities of any other party, (ii) allow any Party to create or assume any obligation on behalf of the other Party for any purpose whatsoever, or (iii) constitute the Parties as partners (including limited partners), joint venturers or co-owners. Neither Party shall have any right to act on behalf of the other and neither Party shall represent that it has such right or authority.

20.  REPORTS OF BREACH OF WARRANT OR INFRINGEMENT

Each Party will immediately report to the other any breach of any representation or warranty under this Agreement or of any potential infringement of (i) any of such Party's trademarks or intellectual property or (ii) any other person's intellectual property by a Party's intellectual property.

21.  ENTIRE AGREEMENT

This Agreement, including the exhibits, contains the sole and entire agreements currently existing between the Parties. The Parties acknowledge and agree that neither of them has made any representations with respect to the subject matter of this Agreement, or any representation inducing the execution and delivery hereof except representations as are specifically set forth herein, and each of the Parties hereto acknowledges that is has relied on its own judgment in entering into the same.

22.  HEADINGS NOT CONTROLLING

Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.
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23.  GOVERNING LAW

This Agreement and any claims arising there from shall be subject to and governed by the laws of the State of Florida.

IN WITNESS WHEREOF, this Agreement is executed this 29/th/ day of September, 2000.

MOTIVANO, Inc.                                    Eye Care International, Inc.



By:  /s/ Sharon VanBaaren                         By:  /s/ Clark A. Marcus
     ----------------------------                      ------------------------
Print Name: Sharon VanBaaren                      Print name: Clark A. Marcus
Title:      Vice President, Product Development   Title:      President & CEO
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                                                             [LOGO]
                                                             motivano

                                                             230 Park Avenue
                                                             10/th/ Floor
                                                             New York, NY
                                                             10169
                                                             Phone: 646-435-5668
                                                             Fax:   646-435-5549

April 18, 2001



Clark Marcus
Eye Care International
1511 North Westshore Blvd, Suite 925
Tampa, Fl 33607

Re: Vision Plan


Dear Clark,

This is to confirm our agreement regarding fees payable to ECI.

Motivano markets, sells, produces ID cards with the ECI logo, prepares and delivers member packages, implements the plan and provides ongoing customer service to the corporate customers for the ECI vision plan. Our customer care unit assists our members in setting eye care appointments and identifying participating providers. We offer a packaged vision plan in all our proposals to corporate customers. The only time the vision plan is removed from our offering is when the customer already offers a vision plan and declines to replace it with the ECI plan.

In addition, when we license our employee savings marketplace we will include the ECI vision plan in the voluntary benefits section of our employee savings marketplace unless the customer specifically requests that it be removed.

ECI will provide Motivano with standard member materials such as the eye coupons, toll free member services and work with Motivano to quickly resolve customer service issues.
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For this, ECI will bill Motivano monthly based on actual members enrolled in the
ECI plan in that given month according to the following schedule:

      --------------------------------------------------------------------
      Enrolled members              Fees payable to ECI
      --------------------------------------------------------------------
      Up to 25,000                  $0.40 per enrolled member per month
      --------------------------------------------------------------------
      25,000 to 99,999              $0.125 per enrolled member per month
      --------------------------------------------------------------------
      100,000 to 499,999            $0.10 per enrolled member per month
      --------------------------------------------------------------------
      500,000 to 999,999            $0.08 per enrolled member per month
      --------------------------------------------------------------------

I am enclosing a worksheet that outlines the revised fees and a check to bring our account current with ECI. Although we did not discuss this, I applied an offset of printing and mailing costs for ID cards that we were forced to reprint and mail to all our existing customers due to service complaints we were encountering. We worked with ECI to determine this solution. Since we took that action, we have had minimal service issues. I hope you will agree to this payment arrangement. If so, I will mail the check for $255.14 today.

We look forward to a long term, mutually beneficial relationship with ECI.

Sincerely,


/s/ Sharon A. VanBaaren
-----------------------
Sharon A. VanBaaren
Executive Vice President


Agreed to by: /s/ Clark Marcus
              ----------------------
              Clark Marcus, CEO
              Eye Care International